  As filed with the Securities and Exchange Commission on November 19, 2001.

                                                     Registration No. 333-72728

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                --------------

                             AMENDMENT NO. 2

                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                          SELECT MEDICAL CORPORATION
            (Exact name of Registrant as specified in its charter)

           Delaware                          8093                         23-2872718
 (State or Other Jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
    of Incorporation or           Classification Code Number)         Identification No.)
       Organization)

                                --------------

                           4716 Old Gettysburg Road
                                 P.O. Box 2034
                       Mechanicsburg, Pennsylvania 17055
                                (717) 972-1100
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

                            Michael E. Tarvin, Esq.
                                General Counsel
                           4716 Old Gettysburg Road
                                 P.O. Box 2034
                       Mechanicsburg, Pennsylvania 17055
                                (717) 972-1100
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                With copies to:

          Christopher G. Karras, Esq.                         Michael W. Blair, Esq.
                    Dechert                                  Steven J. Slutzky, Esq.
            4000 Bell Atlantic Tower                           Debevoise & Plimpton
                1717 Arch Street                                 919 Third Avenue
        Philadelphia, Pennsylvania 19103                     New York, New York 10022
                 (215) 994-4000                                   (212) 909-6775

                                --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The expenses to be paid by Select Medical Corporation in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

                                                                      Amount (1)
                                                                      ----------
     Securities and Exchange Commission Registration Fee.............  $ 43,460
     NASD Filing Fee.................................................    17,884
     Accounting Fees and Expenses....................................    50,000
     Legal Fees and Expenses.........................................   250,000
     Transfer Agent and Registrar Fees and Expenses..................     1,000
     Printing and Engraving Expenses.................................   250,000
     Miscellaneous Fees and Expenses.................................     7,656
                                                                       --------
         Total.......................................................  $620,000
                                                                       ========

--------
(1) All amounts are estimates except the SEC filing fee, the NASD filing fee and the Nasdaq National Market listing fee.

Item 14. Indemnification of Directors and Officers

      Under Section 145 of the General Corporate Law of the State of Delaware, Select Medical Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Select Medical Corporation's bylaws (Exhibit 3.2) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

      Select Medical Corporation's certificate of incorporation (Exhibit 3.1) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Select Medical Corporation and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Select Medical Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Select Medical Corporation maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

      The U.S. and International purchase agreements (Exhibits 1.1 and 1.2) provide for indemnification by the underwriters of Select Medical Corporation and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

      In the past three years, the Registrant has issued and sold unregistered securities in the transactions described below.

      In January of 1998, the Registrant sold to two executive officers of the Registrant 123,938 shares of common stock, par value $.01 per share ("Common Stock"), and 15.63 shares of Class A Preferred Stock for an aggregate purchase price of $51,500. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to two executive officers of the Registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On February 9, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 11,600.01 shares of Class A Preferred Stock for an aggregate purchase price of $11,600,010. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On April 29, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 8,200 shares of Class A Preferred Stock for an aggregate purchase price of $8,200,000. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 3, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 13,000.03 shares of Class A Preferred Stock for an aggregate purchase price of $13,000,030. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 30, 1998, the Registrant sold to its financial sponsors and certain executive officers of the Registrant 3,999.98 shares of Class A Preferred Stock for an aggregate purchase price of $3,999,980. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On July 20, 1998 the Registrant sold to Rocco A. Ortenzio 140,838 shares of Common Stock for an aggregate purchase price of $40,760. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to Rocco A. Ortenzio, who is the Chairman and Executive Chairman of the Registrant, who represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On October 21, 1998 the Registrant sold to our financial sponsors, certain of their associates and certain executive officers of the Registrant 10,800.43 shares of Class A Preferred Stock for an aggregate purchase price of $10,800,430. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small number of investors, all of whom were either affiliates of GTCR Golder Rauner, LLC, affiliates or associates of Welsh Carson Anderson & Stowe, two partnerships controlled by Rocco A. Ortenzio and Robert A. Ortenzio or a small group of our executive officers, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On November 9, 1998 the Registrant sold to certain senior employees 218,517 shares of Common Stock for an aggregate purchase price of $1,327,795. This issuance was exempt from registration under the Securities Act pursuant to
Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to a small group of senior employees of the Registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On December 15, 1998, the Registrant issued an aggregate of 12,225,306 shares of Common Stock, for a price of $6.08 per share. Of this amount, 4,633,919 shares were purchased by associates or affiliates of Welsh, Carson, Anderson & Stowe (other than WCAS Capital Partners III, L.P.), 2,454,171 shares were purchased by affiliates of GTCR Golder Rauner, LLC, 2,343,086 shares were purchased by Thoma Cressey Equity Partners and Bryan C. Cressey, 773,486 shares were purchased by Rocco A. Ortenzio, Robert A. Ortenzio and partnerships they control, and an additional 164,571 shares were purchased by two venture capital funds. The aggregate amount issued also included 1,528,163 shares of Common Stock that were purchased by WCAS Capital Partners III, L.P. and a 10% Senior Subordinated Note for an aggregate purchase price of $35 million. WCAS Capital Partners III, L.P. then purchased an additional $30 million principal amount of Senior Subordinated Notes from the Registrant for $30 million in cash. These 10% Senior Subordinated Notes are due December 15, 2008. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the securities were offered and sold only to our financial sponsors, Rocco A. Ortenzio, Robert A. Ortenzio, a partnership controlled by Rocco A. Ortenzio and Robert A. Ortenzio and a small number of private investors, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On January 31, 1999 the Registrant sold to three private investors and certain senior employees 128,367 shares of Common Stock for an aggregate purchase price of $780,007. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to three private investors and a small number of senior employees of the Registrant, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On August 20, 1999 the Registrant sold to Martin F. Jackson 42,789 shares of Common Stock for an aggregate purchase price of $260,001. The Registrant loaned Mr. Jackson $120,000 to purchase these shares. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to Martin F. Jackson, who is the Chief

Financial Officer of the Registrant, who represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      Pursuant to the Warrant Agreement dated June 30, 1998, as amended on February 9, 1999 and amended and restated on November 19, 1999, the Registrant has issued warrants to purchase shares of Common Stock to Golder Thoma, Rocco
A. Ortenzio, Robert A. Ortenzio and two affiliates of Welsh Carson. Under this agreement to date, the Registrant has issued warrants to purchase
1,873,283 common shares. All warrants expire on June 30, 2003 and are exercisable at $6.08 per share. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the warrants were offered and sold only to our financial sponsors, Rocco A. Ortenzio and Robert A. Ortenzio, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On November 19, 1999, in connection with the NovaCare acquisition, the Registrant issued an aggregate of 16,000,000 shares of Class B Preferred Stock at a price of $3.75 per share. Of this amount, 7,933,333 shares were purchased by affiliates and associates of Welsh Carson, 1,983,333 shares were purchased by affiliates of Golder Thoma, 5,950,000 shares were purchased by Thoma Cressey and an additional 133,134 shares were purchased by two affiliated private investors. At the same time, WCAS Capital Partners III, L.P. purchased 960,192 shares of Common Stock and a 10% Senior Subordinated Note for an aggregate purchase price of $25 million. The Note is due November 19, 2009. However if the Registrant repays the principal amount and all unpaid and accrued interest in full by November 19, 2001, WCAS Capital Partners III, L.P. will transfer 240,048 Common Shares to the Registrant. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the securities were offered and sold only to our financial sponsors and a small number of private investors, each of whom represented his or its intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On February 29, 2000 the Registrant sold to three private investors and certain senior employees 139,688 shares of Common Stock for an aggregate purchase price of $909,428. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to three private investors and a small number of senior employees of the Registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 20, 2000 the Registrant sold to one private investor and certain senior employees 28,800 shares of Common Stock for an aggregate purchase price of $187,500. This sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof because it did not involve a public offering as the shares were offered and sold only to one private investor and a small number of senior employees of the registrant, each of whom represented his intention to acquire securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant.

      On June 11, 2001, the Registrant issued and sold $175.0 million aggregate principal amount of 9 1/2 Senior Subordinated Notes due June 15, 2009. This sale was exempt from registration pursuant to Rule 144A under the Securities Act. These notes were then exchanged for new notes that were issued in an offering registered under the Securities Act on a Registration Statement on Form S-4 (Registration No. 333-63828) that was declared effective by the Securities and Exchange Commission on July 12, 2001.

      Prior to the filing of a Registration Statement on Form S-8 on April 6, 2001, employees exercised options to purchase 3,514 shares of our Common Stock under our 1997 Stock Option Plan for an aggregate exercise price of $21,350. These sales were exempt from registration under the Securities Act pursuant to Rule 701 promulgated thereunder.

      Appropriate restrictive legends were affixed to the securities issued in the above transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. No underwriters were employed in any of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits

      The following exhibits are filed herewith unless otherwise indicated:


 Exhibit
 Number  Document
 ------- --------
   1.1   Form of Purchase Agreement.
   2.1   Stock Purchase Agreement dated as of May 29, 1998 by and among
         Select Medical Corporation, Beverly Enterprises, Inc. and American
         Transitional Hospitals, Inc., incorporated by reference to Exhibit
         2.1 of the Company's Registration Statement on Form S-1 (Reg. No.
         333-48856).
   2.2   Agreement and Plan of Merger dated as of November 9, 1998 by and among Select Medical Corporation, Select Medical of Mechanicsburg,
         Inc. and Intensiva HealthCare Corporation, incorporated by reference to Exhibit 2.2 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
   2.3   Stock Purchase Agreement dated as of October 1, 1999 by and among
         Select Medical Corporation, NC Resources, Inc. and NovaCare, Inc.,
         incorporated by reference to Exhibit 2.3 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
   2.4   First Amendment dated as of November 19, 1999 to Stock Purchase
         Agreement dated as of October 1, 1999 by and among Select Medical
         Corporation, NC Resources, Inc. and NovaCare, Inc., incorporated by reference to Exhibit 2.4 of the Company's Registration
         Statement on Form S-1 (Reg. No. 333-48856).
   2.5   First Amendment to Stock Purchase Agreement dated as of June 30,
         1998 by and among Select Medical Corporation, Beverly Enterprises,
         Inc. and American Transitional Hospitals, Inc., incorporated by reference to Exhibit 2.5 of the Company's Registration Statement
         on Form S-4 (Reg. No. 333-63828).
   3.1+  Restated Certificate of Incorporation.
   3.2+  Amended and Restated Bylaws.
   3.3+  Amendment No. 1 to Amended and Restated Bylaws.
   3.4+  Certificate of Designation, Preferences and Rights of Series A
         Junior Participating Preferred Stock of Select Medical
         Corporation.
   4.1   Indenture governing 9 1/2% Senior Subordinated Notes due 2009 among Select Medical Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, N.A., dated
         June 11, 2001, incorporated by reference to Exhibit 4.1 of the
         Company's Registration Statement on Form S-4 (Reg. No. 333-63828).
   4.2   Form of 9 1/2% Senior Subordinated Notes due 2009 (included in
         Exhibit 4.1)
   4.3   Exchange and Registration Rights Agreement, dated June 11, 2001 by and among Select Medical Corporation, the Subsidiary Guarantors named therein, J.P. Morgan Securities Inc., Merrill Lynch, Pierce,
         Fenner & Smith Incorporated, Credit Suisse First Boston
         Corporation, CIBC World Markets Corp. and First Union Securities,
         Inc, incorporated by reference to Exhibit 4.3 of the Company's
         Registration Statement on Form S-4 (Reg. No. 333-63828) .
   4.4   Rights Agreement dated as of September 17, 2001, between Select
         Medical Corporation and Mellon Investor Services LLC, as Rights
         Agent, incorporated by reference to Exhibit 1.1 of the Company's
         Registration Statement on Form 8-A filed October 1, 2001 (SEC File
         No. 000-32499).
   5.1   Opinion of Dechert as to the legality of the common stock.
  10.1   Registration Agreement dated as of February 5, 1997 by and among
         Select Medical Corporation; Golder, Thoma, Cressey, Rauner Fund V,
         L.P.; Welsh, Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio
         and Robert A. Ortenzio, incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 (Reg. No. 333-
         48856).
  10.2   Amendment No. 1 dated as of December 15, 1998 to Registration
         Agreement dated as of February 5, 1997 by and among Select Medical
         Corporation; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh,
         Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.2 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
  10.3   Amendment No. 2 dated as of November 19, 1999 to Registration
         Agreement dated as of February 5, 1997 by and among Select
         Medical; Golder, Thoma, Cressey, Rauner Fund V, L.P.; Welsh,
         Carson, Anderson & Stowe VII, L.P., Rocco A. Ortenzio and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.3 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.4   Credit Agreement dated as of September 22, 2000 among Select
         Medical Corporation, Canadian Back Institute Limited, The Chase
         Manhattan Bank, The Chase Manhattan Bank of Canada, Banc of
         America Securities, LLC and CIBC, Inc., incorporated by reference to Exhibit 10.4 of the Company's Registration Statement on Form S-
         1 (Reg. No. 333-48856).
  10.5   Securities Purchase Agreement dated as of November 19, 1999 by and among Select Medical Corporation; Welsh, Carson, Anderson & Stowe
         VII, L.P.; WCAS Capital Partners III, L.P.; Thoma Cressey Fund VI,
         L.P.; and GTCR Fund VI, L.P., incorporated by reference to Exhibit
         10.6 of the Company's Registration Statement on Form S-1 (Reg. No.
         333-48856).
  10.6   Employment Agreement dated as of December 16, 1998 between Select
         Medical Corporation and David W. Cross, incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-
         1 (Reg. No. 333-48856).
  10.7   Other Senior Management Agreement dated as of June 2, 1997 between
         Select Medical Corporation and Frank Fritsch, incorporated by reference to Exhibit 10.9 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.8   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and S. Frank Fritsch, incorporated by reference to Exhibit 10.10 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.9   Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Martin F. Jackson, incorporated by reference to Exhibit 10.11 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.10  Employment Agreement dated as of December 21, 1999 between
         RehabClinics, Inc. and Edward R. Miersch, incorporated by
         reference to Exhibit 10.12 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.11  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Edward R. Miersch, incorporated by reference to Exhibit 10.13 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.12  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Robert A. Ortenzio, incorporated by reference to Exhibit 10.14 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.13  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Robert
         A. Ortenzio, incorporated by reference to Exhibit 10.15 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.14  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.16 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.15  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and Rocco
         A. Ortenzio, incorporated by reference to Exhibit 10.17 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.16  Split Dollar Agreement dated as of October 6, 2000 between Select
         Medical Corporation, Michael E. Salerno and Rocco A. Ortenzio,
         incorporated by reference to Exhibit 10.18 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
  10.17  Employment Agreement dated as of March 1, 2000 between Select
         Medical Corporation and Patricia A. Rice, incorporated by
         reference to Exhibit 10.19 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.18  Amendment dated as of August 8, 2000 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and
         Patricia A. Rice, incorporated by reference to Exhibit 10.20 of the Company's Registration Statement on Form S-1 (Reg. No. 333-
         48856).
  10.19  Other Senior Management Agreement dated as of March 28, 1997 between Select Medical Corporation and Michael E. Tarvin,
         incorporated by reference to Exhibit 10.21 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.20  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Michael E. Tarvin, incorporated by reference to Exhibit 10.22 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.21  Employment Agreement dated as of May 22, 2000 between Select
         Medical Corporation and LeRoy S. Zimmerman, incorporated by reference to Exhibit 10.23 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.22  Office Lease Agreement dated as of May 18, 1999 between Select
         Medical Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.24 of the Company's Registration
         Statement on Form S-1 (Reg. No. 333-48856).
  10.23  First Addendum dated June 1999 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and Old
         Gettysburg Associates I, incorporated by reference to Exhibit
         10.25 of the Company's Registration Statement on Form S-1 (Reg.
         No. 333-48856).
  10.24  Second Addendum dated as of February 1, 2000 to Office Lease
         Agreement dated as of May 18, 1999 between Select Medical
         Corporation and Old Gettysburg Associates I, incorporated by reference to Exhibit 10.26 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.25  Office Lease Agreement dated as of June 17, 1999 between Select
         Medical Corporation and Old Gettysburg Associates III,
         incorporated by reference to Exhibit 10.27 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.26  Equipment Lease Agreement dated as of April 1, 1997 between Select
         Medical Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.28 of the Company's Registration
         Statement on Form S-1 (Reg. No. 333-48856).
  10.27  First Amendment dated as of December 8, 1997 to Equipment Lease
         Agreement dated as of April 1, 1997 between Select Medical
         Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.29 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.28  Second Amendment dated as of January 28, 2000 to Equipment Lease
         Agreement dated as of April 1, 1997 between Select Medical
         Corporation and Select Capital Corporation, incorporated by reference to Exhibit 10.30 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.29  Amended and Restated 1997 Stock Option Plan, amended and restated
         February 22, 2001, incorporated by reference to Exhibit 10.31 of the Company's Registration Statement on Form S-1 (Reg. No. 333-
         48856).
  10.30  First Amendment dated as of October 15, 2000 to Employment
         Agreement dated as of December 16, 1998 between Select Medical
         Corporation and David W. Cross, incorporated by reference to
         Exhibit 10.33 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
  10.31  Amended and Restated Senior Management Agreement dated as of May
         7, 1997 between Select Medical Corporation, John Ortenzio, Martin
         Ortenzio, Select Investments II, Select Partners, L.P. and Rocco
         Ortenzio, incorporated by reference to Exhibit 10.34 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.32  Amendment No. 1 dated as of January 1, 2000 to Amended and
         Restated Senior Management Agreement dated May 7, 1997 between
         Select Medical Corporation and Rocco Ortenzio, incorporated by reference to Exhibit 10.35 of the Company's Registration Statement
         on Form S-1 (Reg. No. 333-48856).
  10.33  Naming, Promotional and Sponsorship Agreement dated as of October
         1, 1997 between NovaCare, Inc. and the Philadelphia Eagles Limited
         Partnership, assumed by Select Medical Corporation in a Consent and Assumption Agreement dated November 19, 1999 by and among
         NovaCare, Inc., Select Medical Corporation and the Philadelphia
         Eagles Limited Partnership, incorporated by reference to Exhibit
         10.36 of the Company's Registration Statement on Form S-1 (Reg.
         No. 333-48856).
  10.34  10% Promissory Note dated January 16, 1998 issued to Rocco A.
         Ortenzio, incorporated by reference to Exhibit 10.37 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.35  10% Promissory Note dated January 30, 1998 issued to Rocco A.
         Ortenzio, incorporated by reference to Exhibit 10.38 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.36  Cost Sharing Agreement, dated December 11, 2000, among Select
         Transport, Inc., Select Medical Corporation and Select Air II
         Corporation, incorporated by reference to Exhibit 10.39 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.37  Amended and Restated Deferred Compensation Agreement dated January
         1, 2000 between Select Medical Corporation and Rocco A. Ortenzio, incorporated by reference to Exhibit 10.40 of the Company's
         Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.38  Settlement Agreement dated as of July 6, 2000 by and among Select
         Medical Corporation, NC Resources, Inc, NAHC Inc., and NovaCare
         Holdings, Inc, incorporated by reference to Exhibit 10.44 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.39  First Amendment dated December 28, 2000 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation,
         Canadian Back Institute Limited, The Chase Manhattan Bank, The
         Chase Manhattan Bank of Canada, Banc of America Securities, LLC
         and CIBC, Inc., incorporated by reference to Exhibit 10.45 of the
         Company's Registration Statement on Form S-1 (Reg. No. 333-48856).
  10.40  Second Amendment dated January 18, 2001 to the Amended Credit
         Agreement dated as of September 22, 2000 among Select Medical
         Corporation, Canadian Back Institute Limited, The Chase Manhattan
         Bank, The Chase Manhattan Bank of Canada, Banc of America
         Securities, LLC and CIBC, Inc., incorporated by reference to
         Exhibit 10.46 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
  10.41  Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Rocco A. Ortenzio, incorporated by reference to
         Exhibit 10.47 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
  10.42  Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Robert A. Ortenzio, incorporated by reference to
         Exhibit 10.48 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).

 Exhibit
 Number  Document
 ------- --------
 10.43   Amendment No. 2 dated as of February 23, 2001 to Employment
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Patricia A. Rice, incorporated by reference to
         Exhibit 10.49 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.44   Amendment No. 1 dated as of February 23, 2001 to Employment
         Agreement dated as of May 22, 2000 between Select Medical
         Corporation and LeRoy S. Zimmerman, incorporated by reference to
         Exhibit 10.50 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.45   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Edward R. Miersch, incorporated by reference to
         Exhibit 10.51 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.46   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Martin F. Jackson, incorporated by reference to
         Exhibit 10.52 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.47   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and S. Frank Fritsch, incorporated by reference to
         Exhibit 10.53 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.48   Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Michael E. Tarvin, incorporated by reference to
         Exhibit 10.54 of the Company's Registration Statement on Form S-1
         (Reg. No. 333-48856).
 10.49   Third Amendment dated May 31, 2001 to the Credit Agreement dated as of September 22, 2000 among Select Medical Corporation,
         Canadian Back Institute Limited, The Chase Manhattan Bank, The
         Chase Manhattan Bank of Canada, Banc of America Securities, LLC
         and CIBC Inc, incorporated by reference to Exhibit 10.49 of the
         Company's Registration Statement on Form S-4 (Reg. No. 333-63828).
 10.50   Amendment No. 3 dated as of April 24, 2001 to Employment Agreement dated as of March 1, 2000 between Select Medical Corporation and
         Rocco A. Ortenzio, incorporated by reference to Exhibit 10.50 of the Company's Registration Statement on Form S-4 (Reg. No. 333-
         63828).
 10.51   First Amendment to Cost Sharing Agreement dated as of April 1,
         2001 by and among Select Medical Corporation, Select Transport,
         Inc. and Select Air II Corporation, incorporated by reference to
         Exhibit 10.51 of the Company's Registration Statement on Form S-4
         (Reg. No. 333-63828).
 10.52   Third Addendum dated as of May 17, 2001 to Office Lease Agreement dated as of May 18, 1999 between Select Medical Corporation and
         Old Gettysburg Associates I, incorporated by reference to Exhibit
         10.52 of the Company's Registration Statement on Form S-4 (Reg.
         No. 333-63828).
 10.53   Office Lease Agreement dated as of May 15, 2001 by and between
         Select Medical Corporation and Old Gettysburg Associates II,
         incorporated by reference to Exhibit 10.53 of the Company's
         Registration Statement on Form S-4 (Reg. No. 333-63828).
 10.54   Purchase Agreement, dated June 11, 2001 by and among Select
         Medical Corporation, the Subsidiary Guarantors named therein, J.P.
         Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith
         Incorporated, Credit Suisse First Boston Corporation, CIBC World
         Markets Corp. and First Union Securities, Inc, incorporated by reference to Exhibit 10.54 of the Company's Registration Statement
         on Form S-4 (Reg. No. 333-63828).
 10.55+  Amendment No. 4 to Employment Agreement dated as of September 17,
         2001 between Select Medical Corporation and Rocco A. Ortenzio.
 10.56+  Amendment No. 3 to Employment Agreement dated as of September 17,
         2001 between Select Medical Corporation and Robert A. Ortenzio.
 10.57+  Fourth Addendum to Lease Agreement dated as of September 1, 2001 by and between old Gettysburg Associates and Select Medical
         Corporation.
 10.58+  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and Scott A. Romberger.
 10.59+  Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and Scott A. Romberger.

 Exhibit
 Number  Document
 ------- --------
 10.60+  Change of Control Agreement dated as of March 1, 2000 between
         Select Medical Corporation and James J. Talalai.
 10.61+  Amendment dated as of February 23, 2001 to Change of Control
         Agreement dated as of March 1, 2000 between Select Medical
         Corporation and James J. Talalai.
 21.1    Subsidiaries of Select Medical Corporation.
 23.1+   Consent of PricewaterhouseCoopers, LLP.
 23.2+   Consent of Ernst & Young LLP.
 23.3+   Consent of KPMG LLP.
 23.4+   Consent of PricewaterhouseCoopers LLP.
 23.5+   Consent of Dechert (included in Exhibit 5.1).
 24.1+   Power of Attorney, included on the signature page hereof.

--------
* To be filed by amendment.
+ Previously filed.

                      Report of Independent Accountants on
                         Financial Statement Schedules

To the Board of Directors of Select Medical Corporation:

Our audits of the consolidated financial statements referred to in our report dated February 16, 2001, except for paragraphs 8 and 2 of Note 7, which is dated March 28, 2001 and April 3, 2001, respectively appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Item 16(b) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
February 16, 2001, except for
paragraphs 8 and 2 of Note 7,
which is dated
March 28, 2001 and April 3, 2001, respectively

                 Schedule II-Valuation and Qualifying Accounts

                          Balance                                         Balance
                            at     Charged to                               at
                         Beginning  Cost and                              End  of
Description               of Year   Expenses  Acquisitions (A) Write off   Year
-----------              --------- ---------- ---------------- ---------  -------
Year ended December 31,
 2000 allowance for
 doubtful accounts.....   $69,492   $29,335       $   --       $(23,310)  $75,517
Year ended December 31,
 1999 allowance for
 doubtful accounts.....  $ 15,701   $ 8,858       $53,989      $ (9,056)  $69,492
Year ended December 31,
 1998 allowance for
 doubtful accounts.....  $    773   $ 4,014       $16,431      $ (5,517)  $15,701
Year ended December 31,
 2000 income tax
 valuation allowance...  $ 38,941   $   --        $(3,745)     $    --    $35,196
Year ended December 31,
 1999 income tax
 valuation allowance...  $ 18,867   $   --        $20,074      $    --    $38,941
Year ended December 31,
 1998 income tax
 valuation allowance...  $    --    $   --        $18,867      $    --    $18,867

(A) Represents opening balance sheet reserves resulting from purchase accounting entries.


Item 17. Undertakings

      (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (b) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania on the 19th day of November, 2001.

                                          SELECT MEDICAL CORPORATION

                                                     Michael E. Tarvin
                                          By: _________________________________
                                                     Michael E. Tarvin
                                               Senior Vice President,General
                                                   Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Executive Chairman          November 19, 2001
______________________________________
          Rocco A. Ortenzio

                  *                    Director, Chief Executive   November 19, 2001
______________________________________  Officer and President
          Robert A. Ortenzio            (principal executive
                                        officer)

                  *                    Chief Financial Officer     November 19, 2001
______________________________________  (principal financial
          Martin F. Jackson             officer)

                  *                    Controller (principal       November 19, 2001
______________________________________  accounting officer)
          Scott A. Romberger

                  *                    Director                    November 19, 2001
______________________________________
          Russell L. Carson

                  *                    Director                    November 19, 2001
______________________________________
           Bryan C. Cressey

                  *                    Director                    November 19, 2001
______________________________________
          Donald J. Edwards

                  *                    Director                    November 19, 2001
______________________________________
             James Dalton

                  *                    Director                    November 19, 2001
______________________________________
           Leopold Swergold

                  *                    Director                    November 19, 2001
______________________________________
          LeRoy S. Zimmerman

          *Attorney-in-Fact
          Michael E. Tarvin
______________________________________
          Michael E. Tarvin